Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

 We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-178344) pertaining to the Employment Inducement Stock Option Awards to Alex P. Hart and Jeff Hodges,
(2) Registration Statement (Form S-8 No. 333-127357) pertaining to the Tier Technologies, Inc. Amended and Restated 2004 Stock Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-42082) pertaining to the Tier Technologies, Inc. Employee Stock Purchase Plan, and
(4) Registration Statement (Form S-8 No. 333-77051) pertaining to the Tier Technologies, Inc. Amended and Restated 1996 Equity Incentive Plan;
of our reports dated December 14, 2012, with respect to the consolidated financial statements and schedule of Official Payments Holdings, Inc. (formerly known as Tier Technologies, Inc.) and the effectiveness of internal control over financial reporting of Official Payments Holdings, Inc. included in this Annual Report (Form 10-K) of Official Payments Holdings, Inc. for the year ended September 30, 2012.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 14, 2012